UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

CHEETAH ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55667	37-1763227
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1717 Pennsylvania Avenue NW

Washington, D.C. 20006

(Address of Principal Executive Office) (Zip Code)

202-559-9196

(Registrant’s telephone number, including area code)

Suite #310 - 1922 9th Avenue, Seattle, Washington 98101

(registrant’s previous address)

John B. Lowy, Esq.

645 Fifth Avenue, Suite 400, New York, NY 10022

(212) 371-7799

(Name, Address and Telephone Number of Person Authorized to Receive

Notice and Communications on Behalf of the Person(s) Filing Statement)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As of May 17, 2018, Edward Mulhern and Ryan Mulhern (the “Sellers”), entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which the Sellers agreed to sell to Wari, LLC (the “Purchaser”), the 16,995,000 shares of common stock of the Registrant (the “Shares”) owned by the Sellers, constituting approximately 82.6% of the Registrant’s 20,566,050 issued and outstanding common shares, for $79,000, paid from the Purchaser’s funds. The sale of the Shares was consummated on June 6, 2018; and, as a result of the sale there was a change of control of the Registrant. There is no family relationship or other relationship between the Sellers and the Purchaser.

In connection with the sale pursuant to the Stock Purchase Agreement, the Sellers and the Registrant’s sole director and officer—Mr. Edward Mulhern—resigned all of his positions and appointed Amadou Diop and Kabirou Mbodje (the “Designees”) as the directors of the Registrant. As a result thereof, the Designees now constitute the entire Board of Directors of the Registrant.

As of the date of this report on Form 8-K, the authorized capital stock of the Registrant consists of 125,000,000 shares of common stock, par value $.001 per share, of which 20,566,050 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $.001 par value, none of which shares are issued or outstanding. Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders.

NEW DIRECTORS AND EXECUTIVE OFFICER

Set forth below are the new directors and executive officers of the Registrant, as of June 6, 2018:

Name and Address	Position/Title (1)	Age

Amadou Diop 142 Fenetre Mermoz Dakar, Senegal	Director, President, CFO	53

Kabirou Mbodje 142 Fenetre Mermoz Dakar, Senegal	Director	54

The following sets forth biographical information regarding the Registrant’s new directors and officers:

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Amadou Diop has been the Executive Director of Wari, LLC (“Wari”), based in Senegal, since 2016, and an ICT telecom and technology advisor for Millennium Connect Africa, a Wari associated company, since 2014. Prior to joining the Wari venture, Mr Diop was the Managing Director Africa/ M East of (Panamsat), the largest private satellite services provider in the world. From 1997 until 1999; and prior to joining Panamsat, Mr. Diop acted as Director of Business Development for Hughes Space and Communication HSC (Boeing) satellite Division) from 1992 until 1997. His responsibilities included managing the Hughes satellite marketing and sales campaigns, worth over US $2.5 billion, throughout Africa and the Middle East, while assisting in other satellite marketing campaigns in South America and Asia, including but not limited to his involvement in the feasibility study and provisioning of a domestic satellite for Malaysia (Measat), Brazil (Brazilsat), and United Arabs Emirates (Thuraya)

Additionally, Mr. Diop worked for the Hughes Space and Communications New Ventures Organization, conducting market research and new product and satellite business services launch for prospective customers, while validating their business plan and feasibility studies. Similar activities were conducted at the corporate level as a market analyst, assisting in the assessment of new mergers and acquisitions/ corporate strategies for Hughes Space & Communications’ long term development in emerging markets. Additional responsibilities included assisting various governments, and private sector organizations in structuring project funding with large financial organizations,

From 1999 until 2000, Mr. Diop was the Regional Director for Flagship Telesystems, a business intelligence, billing and customer care software solutions provider based in United Kingdom, prior to its merger with Protek. His responsibilities included marketing and business development in Africa. Today, more than 16 Mobile and fixed line operators in Africa are using Protek legacy billing and customer care solutions as a result of his involvement

In 2000, Mr. Diop was the Founder, and from 2001 until 2013 he was Consultant / Executive Vice president of Netsure, an electronic payment software solution provider, Mr Diop’s responsibilities included managing a sales and technical team for the development, commissioning and installation of pre-paid value added product with mobile operators in Africa, the Middle East and Europe. Mr. Diop also provided telecommunications and infrastructure related advisory services to both governments and the private sector.

Mr. Diop graduated from the University of Pennsylvania/ Wharton School/ GSE CLO program and The Anderson School of Management/University of California Los Angeles (UCLA)

Kabirou Mbodje was born in Lyon, France, and holds a degree in Telecom Engineering from France, and an MBA in 2003 in the United States. In 2003, he created NetPay, which later became CallMoney, a payment solution based on mobile subscriptions.

Mr. Mbodje co-founded (with Mr. Diop) Wari in 2008. Wari is a digital platform at the heart of the “Uberization,” (the expansion of digital financial services to the informal sector) of African economies, and the Continent’s financial inclusion. Wari’s solutions address payments of all sorts, including buying airtime and transferring pensions, scholarships or wages, all at a cost which is believed to be lower than its competitors.

Wari has approximately 212,000,000 users, and manages more than 1,000,000 transactions per day, accounting for more than $6 billion of annual flow, through more than 500,000 points of sale, with 152 partnering banks in more than 60 countries.

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Mr. Mbodje believes that “Africa will create tomorrow’s economic and digital model. Africa can count on its economic vitality, its capacity to develop new services, and the potential for organizational initiatives. Actually, Africa id leaping over all intermediary steps: we have seen it in the telecoms sector and we are now going through it in the digital sector.”

Mr. Mbodje is also a member of the U.S. Chamber of Commerce.

There is no relationship between the Designees. The new directors and officers have no material plan, contract or arrangement (written or not written) to which either is a party, or in which either participates, that is entered into, or a material amendment, in connection with any grant or award to any either person or modification thereto, under any such plan, contract or arrangement.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the Registrant’s knowledge, during the past ten (10) years, neither of the Designees, has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Registrant’s common stock by (i) each stockholder known by the Registrant to be the beneficial owner of more than 5% of the Registrant’s common stock and (ii) by the directors and executive officers of the Registrant, as a result of the change of control.

Title of Class	Name and address of Beneficial Ownership	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Wari, LLC	16,995,000(1)	82.6%
Par value $.001	1717 Pennsylvania Ave. NW
	Washington, DC 20006

___________

(1) Messrs. Diop and Mbodje each have voting power over the shares registered in the name of Wari, LLC, and therefore each may be deemed to be the beneficial owner of these shares.

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All references to the terms of the Stock Purchase Agreement are qualified in their entirety by reference to the Stock Purchase Agreement itself, which is an Exhibit to this Form 8-K.

ITEM 5.01 CHANGE OF CONTROL.

The information set forth in Item 1.01 hereinabove is incorporated by reference. As a result of completing the transaction contemplated by the Stock Purchase Agreement described in Item 1.01 of this Form 8-K, there was a change of control of the Registrant.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Stock Purchase Agreement between Sellers and Purchaser

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHEETAH ENTERPRISES, INC.

Dated: June 12, 2018	/s/ Amadou Diop
Amadou Diop, President

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